Master Agreement Among Underwriters

October 19, 2022

First Trust Portfolios, L.P.

120 East Liberty Drive

Wheaton, IL 60187

Ladies and Gentlemen:

1. General. We understand that you, First Trust Portfolios L.P. (the “Sponsor”) are entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of various series of unit investment trusts for which you will act as Sponsor and principal underwriter. This Agreement shall apply to any offering on or after February 19, 2009 of units of fractional undivided interests in such various series of unit investment trusts in which we elect to act as an underwriter (underwriters with respect to each such trust being hereinafter called “Underwriters”) after receipt of a notice from you stating the name and size of the trust and that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. The issuer of the units of fractional undivided interest in a series of a unit investment trust offered in any offering of units made pursuant to this Agreement is hereinafter referred to as the “Trust” and the reference to “Trust” in this Agreement applies only to such Trust, and such units of such Trust offered are hereinafter called the “Units”. The Trust is or will be registered as a “unit investment trust” under the Investment Company Act of 1940 (the “1940 Act”) by filing a Notification of Registration on Form N-8A and N-8B-2 with the Securities and Exchange Commission (the “Commission”).

The registration statement for each Trust as finally amended and revised at the time it becomes effective is herein referred to as the “Registration Statement” and the related prospectus is herein referred to as the “Prospectus”, except that if the prospectus filed by the Trust pursuant to Rule 497(b) or Rule 497(d) under the Securities Act of 1933, as amended (the "1933 Act"), shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 497(b) or Rule 497(d) from and after the date on which it shall have been filed. The Units to be offered in any offering will be registered under the 1933 Act. The following provisions of this Agreement shall apply separately to each individual offering of Units by a Trust. Capitalized words used in this Agreement which are not separately defined herein shall have the respective meanings given to them in the applicable Prospectus.

2. Designation and Authority of Representative. You are hereby authorized to act as our representative (the “Representative”) in connection with each Trust for all matters to which this Agreement relates and to take the action provided herein to be taken by you or as you may otherwise deem necessary or advisable. We understand that we have no obligations under this Agreement with respect to any Trust in which we choose not to participate as an Underwriter.

You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint and nothing herein or hereunder will constitute them a partnership, association or separate entity.

3. Profit or Loss in Acquisition of Bonds. It is understood that the acquisition of bonds or other securities (the “Bonds”) for deposit in the portfolio of each Trust shall be at your cost and risk. Accordingly, if the aggregate cost of the Bonds to a Trust on the date they are delivered to the Trustee for deposit in the Trust, on the basis of the Trustee’s determination of offering price, shall be less than their actual aggregate acquisition cost to the Sponsor (determined as described in the applicable Prospectus and subject to the adjustments described therein), any such loss, without limitation or restriction, shall be borne by you alone as Sponsor. On the other hand, however, if the aggregate cost of such Bonds, as so determined, shall exceed the aggregate cost of such Bonds to you as Sponsor, you agree to share with us on a pro rata basis, to the extent described in the applicable Prospectus, any such excess, such proration being based on our participation in the Trust.

We agree that you shall have no liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, or title to the Bonds, except for the exercise of reasonable care in determining the genuineness of such Bonds and the conformance therefor with the descriptions and qualifications appearing in the Prospectus.

4. Purchase of Units. Promptly after making a determination to offer Units of a Trust, you agree to notify us as to the nature of the Trust and to inquire as to whether we desire to participate in such offering. We will advise you as soon as practicable as to our decision whether to participate in such offering. Such advice may be by telephone, email, via your Internet trading system or facsimile transmission. For those Trusts where we are making a commitment to purchase a number of Units based on indications of interest received from customers based on a preliminary prospectus prior to the date the Registration Statement becomes effective, we will notify you of the number of Units which we will purchase prior to the Initial Date of Deposit (as defined below), per your requirements, including a wire transfer to your account of funds for payment of Units purchased by us. For those Trusts where we are making a commitment to purchase a number of Units prior to the date the Registration Statement becomes effective before the Trust has been publicly offered, we will notify you of the number of Units we will purchase on the Initial Date of Deposit. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Trust set forth in such advice (the “Unit Commitment”). Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the date as of which the Trust Agreement for the Trust is executed and the Bonds are delivered to the Trustee for deposit in the portfolio of the Trust (the “Initial Date of Deposit”). We agree that you in your sole discretion reserve the right to decrease our Unit Commitment at any time prior to the Initial Date of Deposit and if you so elect to make such a decrease, you will notify us of such election by telephone and promptly confirm the same by email in writing. We hereby agree with you and the several other Underwriters participating in the distribution of Units of the Trust to purchase from you and to pay for on the First Settlement Date, as defined in the Prospectus, the number of Units in the Trust set forth in our Unit Commitment. The price to be paid on the First Settlement Date for each such Unit shall be the Public Offering Price per Unit (as defined in the Prospectus) less the concession set forth in the Prospectus which is applicable to our Unit Commitment.

On the Initial Date of Deposit, notwithstanding that we pay for our Units on the First Settlement Date, we will become the owner of such Units and entitled to the benefits (except for interest accruing from the Initial Date of Deposit) as well as the risks inherent therein.

You are authorized to retain custody of our Units until the Registration Statement relating thereto has become effective under the 1933 Act. We agree that payment for Units shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by you by the earlier of the end of the second (2nd) business day following the Date of Deposit for the applicable Trust or the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If such payment is not received by you by such date, we shall forfeit our right to any compensation with respect to such Units, and you reserves the right, without notice, to cancel the sale, or, at your option, to sell the Units to another broker-dealer or back to the Trust, in which case you may hold us responsible for any loss, including loss of profit, suffered by you resulting from our failure to make payment.

You are authorized to file an amendment to said Registration Statement describing the Bonds and furnish information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Prospectus which you may deem necessary or advisable. We will furnish you upon your request such information as will be required to insure that the Registration Statement and Prospectus are current insofar as they relate to us and we will thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied.

We understand that the Trust will also take action with respect to and is responsible for the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold.

5. Public Offering. You agree that you will advise us promptly, confirming same in writing, when the initial registration statement for a Trust we have agreed to offer has been filed with the Commission and indications of interest may be taken from customers pursuant to the Trust’s preliminary prospectus, when applicable. We agree and acknowledge that until such time as the Registration Statement has been declared effective, we are not authorized to make a public offering of the Trust. You agree that you will advise us promptly, confirming same in writing, when the Registration Statement for a Trust we have agreed to offer has become effective, and we agree that when we are advised that the Units are released for public offering we will make a public offering thereof by means of the Prospectus. The public offering price per Unit and the terms and conditions of the public offering shall be as set forth in the Prospectus. You shall determine the public offering price per Unit in the manner described in the Prospectus and shall rely with respect to the offering price of the Bonds upon the determination of the Sponsor. Public advertisement of the offering may be made by you on behalf of the Underwriters on such date as you shall determine.

6. Public Offering Price. We agree that each day while this Agreement is in effect for the Trust and the evaluation of the Trust is made by the Sponsor, we will contact you for such evaluation and the resultant Public Offering Price for the purpose of the offering and sale of Units to the public. We agree, as required by Section 22(d) of the 1940 Act, to offer and sell our Units at the current Public Offering Price described in the Prospectus.

7. Permitted Transactions. It is agreed that an Underwriter may make purchases and sales from or to any other Underwriter less an agreed upon take-down from the Public Offering Price. It is further agreed that part or all of the Units purchased by us may be sold to dealers at the then effective Public Offering Price, less the dealer’s concession described in the Prospectus.

From time to time prior to the termination of this Agreement, at your request, when applicable based on our commitment prior to the commencement of a Trust’s offering period, we will advise you of the number of Units which we have purchased to such date which remain unsold and, at your request, we agree to deliver to you any of such unsold Units to be sold for our account to retail accounts or, less the dealer’s concession then effective, to dealers.

If prior to the termination of this Agreement with respect to each Trust covered hereby, or such earlier date as you may determine and advise us thereof in writing, you shall purchase or contract to purchase any of our Units or any Units issued in exchange therefor, in the open market or otherwise, or if any such Units shall be tendered to the Trustee for redemption because not effectively placed for investment by us, you agree to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on redelivery. Regardless of the amount paid in the repurchase of any such Units, it is agreed that they may be resold by you only at the then effective Public Offering Price.

Until the termination of this Agreement with respect to each Trust covered hereby, we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement; (ii) purchases approved by you; and (iii) purchases as broker in executing unsolicited orders.

8. Other Agreements. We hereby agree as follows:

(a) we will refund, on demand and without deduction, all sales charges to purchasers of Units of a Trust from us or any dealer participating in the distribution of our Units if, within 90 days from the time that the Registration Statement of the Units under the 1933 Act shall have become effective, (i) the net worth of the Trust shall be reduced to less than $100,000, or (ii) the Trust shall have been terminated;

(b) you may instruct the Trustee of any Trust on the Initial Date of Deposit that, in the event that redemption by any of the Underwriters of Units constituting part of any unsold allotment of Units shall result in the Trust having a net worth of less than 40% of the principal amount of Bonds originally deposited therein, the Trustee shall terminate the Trust in the manner provided in the Trust Agreement for the Trust and distribute the Bonds and other assets of the Trust pursuant to the provisions of the Trust Agreement; and

(c) in the event that any Trust shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of Units of the Trust purchased from us, or purchased from any dealer participating in the distribution of our Units, on demand and without deduction. We authorize you to charge our account for all refunds of sales charges in respect of our Units.

9. Substitution of Underwriters. Until the termination of this Agreement with respect to any Trust covered hereby, we authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as you may deem advisable, provided that the total number of Units to be purchased by us shall not be increased without our consent and that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by a person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses under this Agreement and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Unit Commitment.

10. Termination. This Agreement shall terminate with respect to each Trust covered hereby (i) 30 days after the Initial Date of Deposit for a Trust where we take orders during a traditional offering period beginning after the effective date of the Registration Statement, or (ii) on the day following the Initial Date of Deposit for a Trust where indications of interest are taken during the Trust’s pre-effective period pursuant to a preliminary prospectus and executed on the Initial Date of Deposit in accordance with Section 5 hereof, unless sooner terminated by either you or us, provided that you may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

Notwithstanding any settlement or the termination of this Agreement with respect to any Trust covered hereby, we agree to pay our share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and our share of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

Notwithstanding any termination of this Agreement with respect to any Trust, no sale of the Units of such Trust shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

11. Default by Other Underwriters. Default by any one or more of the other Underwriters in respect of their several obligations under this Agreement shall neither release you nor us from any of our respective obligations hereunder.

12. Notices. Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission or e-mail and in each case confirmed by a telephone call, or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices to you shall be sent to you at your offices, located at 120 East Liberty Drive, Wheaton, Illinois 60187, and to us at our offices located at 230 Park Avenue, 10th Floor, New York, NY 10169.

13. Net Capital. You represent that you, and we represent that we, are in compliance with the capital requirements of Rule 15c3-1, promulgated by the Commission under the Securities Exchange Act of 1934, and you and we may, in accordance with and pursuant to such Rule 15c3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

14. Licensing. We hereby confirm that (a) we are a broker-dealer registered with the Commission; (b) we are a member in good standing of FINRA; (c) we are licensed by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Trusts; and (d) each of our partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of Units or the performance by us of our duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Trusts.

15. Delivery of Prospectuses. We also confirm that we will take reasonable steps to provide the preliminary prospectus or the Prospectus to any person making written request therefor to us and to make the preliminary prospectus available to each person associated with us expected to solicit customers’ indications of interest for the Units prior to the effective registration date and the Prospectus if he is expected to offer the Units after the effective date. We understand that you will supply us upon our request with sufficient copies of such prospectuses to comply with the foregoing.

16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of New York, without reference to the choice-of-law principles thereof.

17. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

18. Entire Agreement. This Agreement contains our entire understanding with ICMI with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings between the parties.

This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and of agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

Very truly yours,

By	/s/ Jacob H. Rappaport
Jacob H. Rappaport

Jacob H. Rappaport/Managing Director

October 19, 2022

Please indicate your firm name and address below exactly as you wish it to appear in the Prospectus.

StoneX Financial Inc.
230 Park Avenue, 10th Floor
New York, NY 10169

Confirmed as of the date set forth at the head of this Agreement.

First Trust Portfolios L.P.

By	/s/ James M. Dykas
James M. Dykas

Chief Financial Officer

Acting severally on its own behalf and on behalf of the other several Underwriters named in the Prospectus.